Exhibit 4(c)(iii)

NATIONAL GRID TRANSCO PLC

PERFORMANCE SHARE PLAN

Date approved by shareholders	:	23 July 2002

Back to Contents

The National Grid Transco Plc Performance Share Plan

1.	Definitions and Interpretation

(1)	In this Plan, unless the context otherwise requires:

“Award” means a Share Right or an Option;

the “Board” means the board of directors of the Company;

the “Committee” means the Remuneration Committee of the Board, consisting exclusively of non-executive directors of the Company or if any of the events envisaged in Rules 7(1), 7(3) or 7(4) occurs then the Remuneration Committee as constituted immediately before such event occurred;

the “Company” means National Grid Group plc (registered in England and Wales No. 4031152) to be renamed National Grid Transco plc;

the “Grant Date” means in relation to an Award the date on which the Option or Share Right (as appropriate) was granted;

“Group Member” means:

(a)	a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company’s holding company or a subsidiary of the Company’s holding company; or

(b)
a body corporate which is (within the meaning of section 258 of the Companies Act 1985) a subsidiary undertaking of a body corporate within paragraph (a) above and has been designated by the Board for this purpose;

the “Listing Rules” means the listing rules made by the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

the “London Stock Exchange” means London Stock Exchange plc;

the “Merger” means the merger between the Company and Lattice Group plc;

the “Model Code” means the Model Code on directors’ dealings in securities as set out in the Appendix to Chapter 16 to the Listing Rules;

“Option” means an option to acquire (whether by subscription or purchase) shares in the Company granted under the Plan;

“Participant” means a person who holds an Award;

“Participating Company” means the Company or any Subsidiary or any company which is not under the control of any single person, but is under the control of two persons (within the meaning of section 840 of the Taxes Act 1988), one of them being the Company, and to which the Board has resolved that this Plan shall for the time being extend;

“Performance Condition” means a condition related to performance which is specified by the Committee under Rule 3(1);

the “PIan” means the National Grid Transco plc Performance Share Plan as herein set out but subject to any alterations or additions made under Rule 10 below;

Back to Contents

“Share Right” means a conditional right to receive shares in the Company upon the terms and conditions set out in the Plan;

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985);

the “Takeover Code” means the Code on Takeovers and Mergers issued by the Panel on Takeovers and Mergers, as from time to time modified, extended or reissued;

the “Taxes Act 1988” means the Income and Corporation Taxes Act 1988; and

the “Trustees” means the trustee or trustees for the time being of any trust established for the benefit of all or most of the employees of the Company and/or its Subsidiaries.

(2)	Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

(3)	Words of the feminine gender shall include the masculine and vice versa unless, in either case, the context requires otherwise or is otherwise stated.

(4)	Expressions in italics are for guidance only and do not form part of this Plan.

2.	Eligibility

A person is eligible to be granted an Award if (and only if) he is an employee (including a director who is also an employee) of a Participating Company.

3.	Grant of Awards

(1)
The Committee or the Trustees may by deed (but, in the case of the Trustees, only following a recommendation of the Committee) grant an Award over shares upon the terms set out in this Plan and upon such other terms including Performance Conditions as the person granting the Award may specify to any person who is eligible to be granted an Award in accordance with Rule 2 above.

(2)
Subject to sub-rules 5(5), 6(4) and 7(5), unless the Committee determines otherwise prior to or on the Grant Date, the Performance Condition shall be measured over a three year period ending on or before the third anniversary of the Grant Date.

(3)
If, after the Committee or the Trustees (as the case may be) have imposed a Performance Condition, events happen which causes the Committee to consider that it is no longer appropriate the Committee may vary such condition provided always that any such amendment may only be one which the Committee reasonably considers will result in a fairer measure of the performance, will ensure that this Plan operates more effectively in the achievement of its purpose of providing share benefits for employees who contribute to the prosperity of the Company and its shareholders, and will be neither substantially more nor less difficult to satisfy than the original condition was intended to be at the time of its grant.

(4)	Whether an Award is an Option or a Share Right shall be determined by the Committee and stated at the Grant Date.

(5)	The price (if any) at which shares may be acquired pursuant to an Award shall be determined by the Committee and stated at the Grant Date.

Back to Contents

(6)	An Award granted to any person:

(a)	shall not be capable of being transferred by him, other than to his personal representatives following death; and

(b)	shall lapse forthwith if he is adjudged bankrupt.

(7)	An Award may only be granted:

(a)	within the period of six weeks beginning with:

(i)	the completion of the Merger; or

(ii)	the dealing day next following the date on which the Company announces its results for any period; or

(b)	at any other time when the circumstances are considered by the Committee to be sufficiently exceptional to justify its grant; and

(c)	within the period of 10 years beginning with the date on which this Plan is adopted by the Company.

(8)
The grant of an Award shall be subject to the provisions of the Model Code and to obtaining any approval or consent required under the provisions of the Listing Rules or the Takeover Code, or of any other enactment or regulation applicable to such grant.

4.	Limits

(1)
No Awards shall be granted in any year which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under this Plan or under any other executive share scheme adopted by the Company or a Subsidiary to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

(2)
No Awards shall be granted in any year which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under this Plan or under any other employees’ share scheme adopted by the Company or a Subsidiary to exceed such number as represents 10 per cent. of the ordinary share capital of the Company in issue at that time.

(3)
No person shall be granted Awards which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of Awards granted to him under the Plan in any financial year of the Company to exceed 125 per cent. of the annual base salary of such person, and for the purposes of this sub-rule:

(a)
a person’s base salary shall be taken to be his current base salary (excluding benefits in kind) expressed as an annual rate in respect of the financial year of the Company in which the Grant Date of the Award falls; and

(b)
where a payment of remuneration is made otherwise than in sterling, the payment shall be treated as being of the amount of sterling ascertained by applying such rate of exchange as published in a national newspaper on the Grant Date as the Committee shall reasonably determine.

Back to Contents

(4)	For the purposes of this Rule, the market value of the shares in relation to which an Award was granted shall be calculated by reference to the market value of the shares on the Grant Date.

(5)	References in this Rule 4 to shares being issued pursuant to the exercise of options shall include any shares issued for the purpose of satisfying any such option.

(6)
For the purposes of sub-rules (1) and (2) above, any shares in National Grid Holdings One plc (company number 2367004) which have been issued (or remain issuable) under any executive or employees’ share scheme (as the case may be) shall be treated as shares in the Company, subject to the proviso that:

(a)
any shares issued or issuable pursuant to any options granted as “Replacement Options” under paragraph (f) of the Unapproved Appendix to the National Grid Executive Share Option Scheme (1990) shall be regarded as having been granted on the date that the “1998 Option” (as that term is defined in such paragraph) to which they relate was granted; and

(b)
any shares issued or issuable pursuant to any option granted under The National Grid Company PLC’s 1995 Unapproved Savings Related Share Option Scheme and any corresponding option granted under The National Grid Company PLC’s Savings Related Share Option Scheme established in 1990 shall be treated as a single option in recognition that only one or other, but not both, of such options may be exercised.

5.	Exercise of Options

(1)	The exercise of any Option shall be effected in the form and manner prescribed by the Board.

(2)
Subject to sub-rule (4) below and to Rules 7(1), 7(3) and 7(4) below, an Option may not be exercised before the fourth anniversary of the Grant Date and subject to sub-rule (10) below, an Option may be exercised in the three months following the fourth anniversary of the Grant Date.

(3)	Subject to sub-rule (4) below and to Rule 7(5) below, an Option may not be exercised if the Performance Condition (if any) applicable to that Option is not satisfied.

(4)	Subject to sub-rules (5) and (6) below, if any Participant ceases to be a director or employee of a Group Member, the following provisions apply in relation to any Option granted to him:

(a)
if he so ceases by reason of death, unless the Committee determines otherwise, any Option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death, provided that his death occurs at a time when either he is a director or employee of a Group Member or he is entitled to exercise the Option by virtue of this sub-rule 5(4);

(b)
if he so ceases by reason of injury, disability, pregnancy or redundancy (within the meaning of the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, unless the Committee determines otherwise, the Option may (and subject to paragraph (a) above must, if at all) be exercised, within the exercise period;

(c)
if he so ceases by reason of retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, unless the Committee determines otherwise, the Option may (and subject to paragraph (a) above must, if at all) be exercised within the exercise period;

Back to Contents

(d)
if he so ceases for any other reason before the third anniversary of the Grant Date, the Option may not be exercised at all unless the Committee shall so permit, in which event it may (and subject to paragraph (a) above must, if at all) be exercised to the extent permitted by the Committee within the exercise period;

and in paragraphs (b), (c) and (d) of this sub-rule the exercise period is the period which shall expire 12 months in the cases where paragraphs (b) or (d) above apply or six months in cases where paragraph (c) above applies after his so ceasing, or such later date as the Committee may determine.

(5)
In relation to an Option which would be exercisable by virtue of an event mentioned in sub-rule (4) above, that Option shall become exercisable in respect of a number of shares (if any) calculated on the following basis:

(a)
by determining the extent to which the Performance Condition has been satisfied on the date on which such event occurs (as if that date were the end of the relevant performance period) in respect of the Option; and

(b)	by applying a pro rata reduction of the number of shares determined under paragraph (a) above on the basis of the time which the Option has been subsisting bears to three years unless the Committee decides that this sub-rule (5) operates unfairly in the circumstances in which case it may, in its discretion, determine that the Option should be treated in such other manner as it so decides.

(6)	If any Participant ceases to be a director or employee between the third and fourth anniversaries of the Grant Date, the following provisions will apply in relation to any Option granted to him:

(a)	if he so ceases for a reason specified in paragraphs (a), (b) or (c) of sub-rule (4) above, the provisions of those paragraphs will apply;

(b)
if he so ceases for any other reason (other than dismissal for misconduct), any Option in respect of which the Performance Condition has been satisfied may be exercised in accordance with sub-rule (2) above; and

(c)	if he so ceases by reason of dismissal for misconduct, the Option will lapse forthwith.

(7)
A Participant shall not be treated for the purposes of sub-rule (4) above as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.

(8)
Notwithstanding any other provision of the Plan, an Option may not be exercised after the expiration of the period of 10 years (or such shorter period as the Committee may have determined before its grant) beginning with the Grant Date.

Back to Contents

(9)
Within 30 days after an Option has been exercised by any person, the grantor of the Option shall procure the transfer to him (or a nominee for him) of the number of shares in respect of which the Option has been exercised, provided that:

(a)	the Board considers that the transfer thereof would be lawful in all relevant jurisdictions; and

(b)
in a case where a Group Member or the Trustees is obliged to (or would suffer a disadvantage if they were not to) account for any tax (in any jurisdiction) and/or for any social security contributions recoverable from the person in question and/or any employer’s social security/National Insurance contributions which the person has agreed to pay (together, the “Tax Liability”) for which the person in question is liable by virtue of the exercise of the Option, that person has either:

(i)	made a payment to the Group Member or the Trustees of an amount equal to the Tax Liability; or

(ii)
entered into arrangements acceptable to that Group Member, the Trustees or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the relevant person of the relevant amount out of the proceeds of sale or otherwise).

(10)
The exercise of any Option and the transfer of shares under the Plan shall be subject to the provisions of the Model Code and to obtaining any approval or consent referred to in Rule 3(8) above. Where the transfer of shares pursuant to an Award is prohibited pursuant to the Model Code at any time, such transfer shall instead take place as soon as reasonably practicable after it is no longer prohibited by the Model Code.

(11)
Any shares issued under this Plan in respect of Options shall rank equally in all respects with shares of the same class then in issue except for any rights attaching to those shares by reference to a record date prior to the date of allotment.

6.	Vesting of Share Rights

(1)
Subject to sub-rules (3) below and to Rules 7(1), 7(3) and 7(4) below, the Trustees shall procure that the shares subject to a Share Right are transferred to a Participant as soon as reasonably practicable after the fourth anniversary of the Grant Date.

(2)
Subject to sub-rule (3) below and to Rule 7(5) below, no shares shall be transferred pursuant to sub-rule (1) above in respect of a Share Right unless the Performance Condition (if any) applicable to that Share Right is satisfied.

(3)
Subject to sub-rules (4) and (5) below, if any Participant ceases to be a director or employee of a Group Member (otherwise than by reason of his death), the following provisions apply in relation to any Share Right granted to him:

(a)
if he so ceases by reason of death, unless the Committee determines otherwise, the Trustees will procure that shares will be transferred to his personal representatives within 12 months after the date of his death, provided that his death occurs at a time when either he is a director or employee of a Group Member or he is entitled to receive a transfer of shares by virtue of this sub-rule 6(3);

Back to Contents

(b)
if he so ceases by reason of injury, disability, pregnancy or redundancy (within the meaning of the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, unless the Committee determines otherwise, the Trustees will procure that shares will be transferred to him (and subject to paragraph (a) above must, if at all) within the transfer period;

(c)
if he so ceases by reason of retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, unless the Committee determines otherwise, the Trustees will procure that shares will be transferred to him, (and subject to paragraph (a) above must, if at all) within the transfer period;

(d)
if he so ceases for any other reason before the third anniversary of the Grant Date, the Share Right will lapse unless the Committee determines otherwise, in which event the Trustees will procure that shares will be transferred to him (and subject to paragraph (a) above must, if at all) within the transfer period to the extent permitted by the Committee;

and in paragraphs (b), (c) and (d) of this sub-rule the transfer period is the period which shall expire 12 months in the cases where paragraphs (b) or (d) above apply or six months in cases where paragraph (c) above applies after his so ceasing, or such later date as the Committee may determine.

(4)
In relation to shares which would be transferred to a Participant by virtue of an event mentioned in sub-rule (3) above, the number of shares (if any) which will be transferred will be calculated on the following basis:

(a)
by determining the extent to which the Performance Condition has been satisfied at the date on which such event occurs (as if that date were the end of the relevant performance period) in respect of the Share Right; and

(b)	by applying a pro rata reduction to the number of shares determined under paragraph (a) above on the basis of the time which the Option has been subsisting bears to three years,

unless the Committee decides that this sub-rule (4) operates unfairly in the circumstances in which case it may, in its discretion, determine that the Share Right should be treated in such other manner as it so decides.

(5)	If any Participant ceases to be a director or employee between the third and fourth anniversaries of the Grant Date, the following provisions apply in relation to any Share Right granted to him:

(a)	if he so ceases for a reason specified in paragraphs (a), (b) or (c) of sub-rule (3) above, the provisions of those paragraphs will apply;

(b)
if he so ceases for any other reason (other than dismissal for misconduct), the Trustees shall transfer shares to him in respect of a Share Right for which the Performance Condition has been satisfied in accordance with sub-rule (1) above; and

(c)	if he so ceases by reason of dismissal for misconduct, the Share Right shall lapse forthwith.

Back to Contents

(6)
A Participant shall not be treated for the purpose of sub-rule (3) of this Rule as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.

(7)	No transfer of shares shall be made under the Plan if the Board considers that it would not be lawful or practicable in the relevant jurisdiction.

(8)
Where the Trustees are required to procure a transfer of shares comprised in a Share Right to a Participant pursuant to this Rule 6 and where the Trustees or a Group Member are obliged to (or would suffer a disadvantage if they were not to) account for any tax (in any jurisdiction) and/or for any social security contributions recoverable from the Participant and/or any employer’s social security/National Insurance Contributions which the Participant has agreed to pay (together, the “Tax Liability”) and for which the Participant is liable by virtue of the transfer of the shares, the Trustees shall be entitled to sell sufficient shares combined in the Share Right to satisfy such Tax Liability unless they or a Group Member has received on or prior to the transfer of the shares a payment from the Participant of an amount not less than the Tax Liability or unless the Participant has entered into arrangements acceptable to the Trustee or a Group Member to ensure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the relevant person of the amount equal to the Tax Liability out of the proceeds of sale or otherwise).

(9)
Notwithstanding any other provision of this Plan, if a Tax Liability has (as defined in sub-rule (8) above) arisen prior to a transfer of shares to a Participant in respect of a Share Right then the Board shall have authority to sell sufficient of the shares to discharge the Tax Liability and the number of shares comprised in the Share Right shall be reduced accordingly.

(10)
The transfer of shares under the Plan shall be subject to the provisions of the Model Code and to obtaining any approval or consent referred to in Rule 3(8) above. Where the transfer of shares pursuant to a Share Right is prohibited pursuant to the Model Code at any time, such transfer shall instead take place as soon as reasonably practicable after it is no longer prohibited by the Model Code.

(11)
Any shares issued under this Plan in respect of Share Rights shall rank equally in all respects with shares of the same class then in issue except for any rights attaching to those shares by reference to a record date prior to the date of allotment.

7.	Takeover, Reconstruction and Winding-up

(1)
Subject to sub-rules (5) and (7) below, if any person obtains control of the Company (within the meaning of section 840 of the Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained control makes such an offer, the Committee shall within seven days of becoming aware thereof notify every Participant thereof and,

(a)
in respect of an Option, subject to earlier lapse under Rule 5(4), any Option may be exercised within one month (or such longer period up to a maximum of six months as the Committee may permit) of the notification but to the extent that it is not exercised within that period shall lapse on the expiry of that period; and

(b)
in respect of a Share Right, procure the transfer to a Participant of the shares subject to a Share Right as soon as reasonably practicable even if no obligation to procure a transfer under Rule 6(1) above has arisen (but not if the Share Right has lapsed pursuant to Rule 6(3) above or the relevant shares have already been transferred to the Participant).

Back to Contents

(2)	For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3)
Subject to sub-rules (5) and (7) below, if any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, then:

(a)
in respect of an Option, the Committee shall forthwith notify every Participant thereof and, subject to earlier lapse under Rule 5(4), any Option may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Plan) lapse on the expiration of that period; and

(b)
in respect of a Share Right, the Committee shall procure the transfer to a Participant of the shares subject to a Share Right as soon as reasonably practicable even if no obligation to procure a transfer under Rule 6(1) above has arisen (but not if the Share Right has lapsed pursuant to Rule 6(3) above, or the relevant shares have already been transferred to the Participant).

(4)	Subject to sub-rules (5) and (7) below, if a scheme of arrangement or compromise under section 425 of the Companies Act 1985 is proposed then:

(a)
in respect of an Option, the Committee shall forthwith notify every Participant that, subject to earlier lapse under Rule 5(4) above, an Option may be conditionally exercised within the period commencing from the date of notification and ending on the day immediately preceding the date scheduled for the Court hearing or such later date up to a maximum of six months from the Court hearing as the Committee may determine. If the Court sanctions the scheme of arrangement or compromise:

(i)	any Option so conditionally exercised shall immediately become unconditionally exercised by the Participant; and

(ii)	any Option not so conditionally exercised shall lapse on the expiration of that period.

However, if the Court declines to sanction the scheme of arrangement or compromise, the conditional exercise shall not be effective and the Option shall continue to subsist.

(b)
in respect of a Share Right, if the scheme of arrangement or compromise is sanctioned by the Court, then the Committee shall procure the transfer to a Participant of the shares subject to a Share Right as soon as reasonably practicable even if no obligation to procure a transfer under Rule 6(1) above has arisen (but not if the Share Right has lapsed pursuant to Rule 6(3) above, or the relevant shares have already been transferred to the Participant).

(5)
In relation to an Award which would be exercisable or vest by virtue of an event mentioned in sub-rules (1), (3) or (4) above, the number of shares (if any) in respect of which the Award will be exercisable or vest will be calculated on the following basis:

Back to Contents

(a)
by determining the extent to which the Performance Condition has been satisfied on the date on which such event occurs (as if that date were the end of the relevant performance period) in respect of the Award; and

(b)	by applying a pro rata reduction of the number of shares determined under paragraph (a) above on the basis of the time which the Award has been subsisting bears to three years unless the Committee decides that this sub-rule (5) operates unfairly in the circumstances in which case it may, in its discretion, determine that the Award should be treated in such other manner as it so decides.

(6)
If a demerger, special dividend or other event which, in the opinion of the Committee would affect the share price to a material extent, is proposed then the Committee acting fairly and reasonably may at its discretion forthwith notify every Participant that, subject to earlier lapse under Rules 5 or 6 or the other provisions of this Rule 7, an Award may, subject to sub-rule (5) above be exercised (or shares transferred to a Participant as appropriate) provided that if an Award is exercised in advance of and conditional upon such event and such event shall not occur then the conditional exercise shall not be effective and the Award shall continue to subsist.

(7)	If:

(a)
the events referred to in this Rule 7 are part of an arrangement which will mean that the company will be under the control of another company (within the meaning of Section 840 of the Taxes Act 1988) or the business of the Company is carried on by another company, and either the persons who owned the shares in the Company immediately before the change of control will immediately afterwards own more than 50 per cent. of the shares in that other company or the Committee in its discretion determines that such arrangement constitutes a merger (a “Reorganisation”); and

(b)	an equivalent Award (as determined by the Committee) is offered to the Participant in consideration of the surrender of his existing Award under this Plan then an Award shall not become exercisable (or no shares shall be transferred to a Participant in respect of a Share Right) as a result of the Reorganisation and, subject to earlier lapse under Rule 5(4), or 6(3), shall lapse three months following the notification of the Reorganisation to every Participant.

(8)
Unless the Committee determines otherwise, any equivalent Award offered to a Participant in the circumstances referred to in sub-rule (7) above shall be subject to the Performance Condition which applied to the original Award as varied by the Committee pursuant to sub- rule 3(3).

8.	Variation of Capital

(1)
Subject to sub-rule (3) below, in the event of any variation of the share capital of the Company, an increase in its share capital, the payment of a capital dividend, a demerger or similar event involving the Company, the Committee may make (or procure that the Trustees make) such adjustments as it considers appropriate under sub-rule (2) below.

(2)	An adjustment made under this sub-rule shall be to one or more of the following:

Back to Contents

(a)	the number of shares in respect of which any Option may be exercised;

(b)	where any Option has been exercised but no shares have been transferred pursuant to the exercise, the number of shares which may be so transferred; and

(c)	the number of shares in respect of which a Share Right subsists.

(3)	An adjustment of shares pursuant to sub-rule (2) above can be effected through the grant of further Awards.

9.	Dividends

(1)
No Award shall confer any beneficial interest in any share subject to it prior to the Participant (or his personal representatives, as appropriate) or his (or their) nominee being registered as the holder of the share and, for the avoidance of doubt, no Participant (nor his personal representatives) shall be entitled to any dividends paid or any other distribution made, or to exercise or direct the exercise of any votes or any other rights, in respect of any such share by reference to a record date before he (or they) or his (or their) nominee is registered as the holder of the shares.

(2)
Notwithstanding sub-rule (1) above, the Committee may, in its discretion, procure that the payment to a Participant of a sum equivalent to dividends (net of all deductions required by law and any applicable commissions or other charges) on all or part of those shares subject to an Award which can be treated as having vested following the satisfaction of any Performance Condition applicable to that Award.

(3)	Any amount referred to in sub-rule (2) above may, at the discretion of the Committee, be paid either

(a)	between the third and fourth anniversaries of the Grant Date; or

(b)	as soon as reasonably practicable following the exercise of an Option or a transfer of shares subject to a Share Right to a Participant.

(4)	Any amount referred to in sub-rule (2) above may, at the discretion of the Committee, be paid either in cash or in the form of shares in the Company.

10.	Alterations

(1)	Subject to sub-rules (2) and (4) below, the Committee may at any time alter this Plan.

(2)
Subject to sub-rule (3) below, no alteration to the advantage of the persons to whom Awards have been or may be granted shall be made to any of Rules 2, 3(1), 3(2), 3(3), 3(5), 3(6) and 3(7), 4, 5(1), 5(2), 5(3), 5(4), 5(5), 5(6), 5(8), 5(9), 5(10), 5(11), 6(1), 6(2), 6(3), 6(4), 6(5), 6(7), 6(8), 6(9), 6(10), 6(11), 7, 8 and 9 without the prior approval by ordinary resolution of the members of the Company in general meeting.

(3)
Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of this Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member.

(4)	No alteration to the disadvantage of any Participant shall be made under sub-rule (1) above unless:

Back to Contents

(a)	the Committee shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration; and

(b)	the alteration is approved by a majority of those Participants who have given such an indication.

(5)
As soon as reasonably practical after any amendment under sub-rule (1) above, the Committee shall give written notice thereof to the Trustee and any Participant who in its opinion is materially affected thereby.

11.	Cash Equivalent

(1)
Where an Option granted under this Plan has been exercised by any person in respect of any number of shares, or where shares subject to a Share Right could be transferred to a person pursuant to Rules 6 or 7 above, and those shares have not yet been transferred to him, the Committee may determine that, in substitution for his right to acquire such number of those shares as the Committee may decide (but in full and final satisfaction of his said right), he shall be paid by way of additional emoluments a sum equal to the cash equivalent of that number of shares.

(2)
For the purposes of this Rule, the cash equivalent of any shares is the amount by which the Committee’s opinion of the market value of those shares on the day last preceding the date on which the Option was exercised, or the shares subject to a Share Right would otherwise be transferred to a person pursuant to Rules 6 and 7 above, exceeds the amount (if any) payable by the Participant to acquire those shares. If at the relevant time shares of the same class as those shares were listed in The Stock Exchange Daily Official List, market value should be the middle-market quotation of shares of that class, as derived from that List, on the dealing day last preceding that date.

(3)	As soon as reasonably practicable after a determination has been made under sub-rule (1) above that a person shall be paid a sum in substitution for his right to acquire any number of shares:

(a)	the Company shall pay to him or procure the payment to him of that sum in cash; and

(b)	if he has already paid the Company for those shares, the Company shall return to him the amount so paid by him.

(4)
There shall be made from any payment under this Rule such deductions (on account of tax or similar liabilities) as may be required by law or as the Committee may reasonably consider to be necessary or desirable.

12.	Miscellaneous

(1)
The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Plan or any right which he may have to participate in it, and an individual who participates in it and does not waive an Award within 30 days of its Grant Date shall and does by participating in the Plan waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise or receive shares under any Award as a result of such termination.

Back to Contents

(2)
In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.

(3)	Any notice or other communication under or in connection with this Plan may be given either:

(a)
by personal delivery or by sending it by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment or in the absence of their being such a place, the place of business to which regular correspondence in connection with his employment is sent; and where a notice or other communication is given by first class post it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped; or

(b)	in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.

(4)
A Participating Company may provide money to the Trustees or to any other person to enable that person to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for these purposes, or meet the expenses of the Trustees to the extent permitted by the Companies Act 1985.

(5)
The Plan and all Awards granted under it shall be governed by the laws of England and any dispute arising under or in respect of this Plan or any such Award shall be subject to the exclusive jurisdiction of the Courts of England.

Back to Contents

i